UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2021
PLBY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 2200 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 424-1800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PLBY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

On October 15, 2021, PLBY Group, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PB Global Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), GlowUp Digital Inc., a Delaware corporation (the “Target”), and Michael Dow, solely in his capacity as representative of the holders of the outstanding shares of common stock of the Target (such shares, “Target Common Shares” and such holders, the “Target Stockholders”) and of the holders of the outstanding SAFEs (Simple Agreements for Future Equity) issued by the Target (such SAFEs, “Target SAFEs” and such holders, the “Target SAFE Holders”; together with the Target Stockholders, the “Target Securityholders”). The Merger Agreement provides for the merger of Merger Sub with and into the Target (the “Merger”), with the Target continuing as the surviving corporation and the Company’s wholly-owned subsidiary under the name “Centerfold Digital Inc.”. The Company expects the Merger to close in the fourth quarter of 2021.

Upon the terms and subject to the conditions of the Merger Agreement, the Company will acquire all of the outstanding equity interests in the Target, a privately held company, for aggregate merger consideration of up to approximately $30 million, subject to certain adjustments, comprised of Company common stock, par value $0.0001 per share (“Common Stock”), and an amount of cash (not to exceed 5% of the aggregate merger consideration) to cash out any non-accredited investors. The number of shares of Common Stock to be issued in the Merger will be based on a price per share of $23.4624, which represents the 10-day volume weighted average closing price of Common Stock ending on October 14, 2021, the trading day prior to the date of the Merger Agreement. $6 million of the aggregate merger consideration will be held back by the Company for one year to secure indemnification obligations of the Target Securityholders described in the Merger Agreement. $10 million of the aggregate merger consideration will be held back by the Company and paid, less certain costs, to the Target Securityholders upon satisfaction of certain performance criteria set forth in the Merger Agreement. The amount of any unpaid transaction expenses or indebtedness of the Target as of the closing of the Merger will be deducted from the aggregate merger consideration, and the amount of any cash or cash equivalents of the Target as of the close of business on the day immediately prior to the closing of the Merger will be added to the aggregate merger consideration. The Company has agreed to file a resale registration statement covering a portion of the Common Stock consideration to be issued in connection with the Merger.

The Merger Agreement contains customary representations, warranties and covenants of the parties to the Merger Agreement for a transaction of this type and nature. Pursuant to the terms of the Merger Agreement, the Target Securityholders shall indemnify the Company for breaches of representations and warranties, breaches of covenants or losses related to certain other specified matters. The representations and warranties set forth in the Merger Agreement, other than certain fundamental representations and warranties, survive for 15 months following the closing of the Merger.

The consummation of the Merger is dependent upon the satisfaction or waiver of a number of closing conditions, including, among other things: (1) subject to certain exceptions, the accuracy of the representations and warranties, (2) the absence of any material breaches of the Target’s covenants and any material adverse effect on the Target and (3) the Target’s delivery to the Company of executed copies of written consents from the Target Stockholders representing at least 72% of all shares of the Target’s common stock outstanding as of immediately prior to the closing of the Merger. The Merger Agreement may be terminated at any time prior to the date of closing by mutual agreement of the parties, or by the Company or the Target (or the Target Stockholders’ representative) under certain circumstances set forth in the Merger Agreement, including by either party if the closing has not occurred by November 14, 2021. Upon termination of the Merger Agreement under specified circumstances, the Target will be required to reimburse the Company for up to $500,000 of expenses related to the proposed Merger.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement filed herewith as Exhibit 10.1, which is incorporated herein by reference. The Merger Agreement has been included as an exhibit hereto solely to provide stockholders with information regarding its terms. It is not intended to be a source of financial, business, or operational information about the Company, the Target or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement: are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties to the Merger Agreement; may be subject to qualifications and limitations agreed upon by the parties to the Merger Agreement in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or stockholders. Investors and stockholders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Target or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 3.02    Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Common Stock consideration to be issued in connection with the Merger (including any shares issued upon the release of the portion thereof held back in respect of indemnification obligations or the satisfaction of performance criteria) will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

Item 8.01    Other Events.

On October 18, 2021, the Company issued a press release announcing the entry by it and Merger Sub into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding the Merger Agreement, the Merger and related transactions that are not historical or current facts and deal with potential future circumstances and developments, in particular statements regarding whether and when the transactions contemplated by the Merger Agreement will be consummated. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. Risks and uncertainties that could affect forward-looking statements include satisfaction of conditions to the closing of the Merger and the risks that are described in the Company’s reports filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2020 and subsequently filed quarterly reports on Form 10-Q. This report speaks only as of its date and the Company disclaims any duty to update the information herein other than as required by applicable law or regulation.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Agreement and Plan of Merger, dated October 15, 2021, by and among PLBY Group, Inc., PB Global Merger Sub Inc., GlowUp Digital Inc. and Michael Dow, solely as representative of the stockholders of GlowUp Digital Inc.
99.1	Press Release dated October 18, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain schedules and exhibits to this Exhibit have been omitted. PLBY Group, Inc. agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2021	PLBY GROUP, INC.

	By:	/s/ Chris Riley
	Name:	Chris Riley
	Title:	General Counsel and Secretary